Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Town Sports International, Inc. (the “Company”) on form 10-Q for the period ending June 30, 2003 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Pyle, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (Section Mark) 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard Pyle
Richard Pyle
Town Sports International, Inc.
Chief Financial Officer
August 5, 2003

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